Exhibit 99.1

Norstan, Inc.

Consolidated Financial Statements as of and for the year ended April 30, 2004 and Report of Independent Registered Public Accounting Firm

TABLE OF CONTENTS
Norstan, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Norstan, Inc.

We have audited the accompanying consolidated balance sheet of Norstan, Inc. and subsidiaries (the “Company”) as of April 30, 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
July 22, 2004

NORSTAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED APRIL 30, 2004
(In Thousands, Except Per Share Amounts)

REVENUES
Communications Solutions and Services	$195,509
Resale Services	30,340

Total Revenues	225,849

COST OF SALES
Communications Solutions and Services	140,790
Resale Services	19,696

Total Cost of Sales	160,486

GROSS MARGIN
Communications Solutions and Services	54,719
Resale Services	10,644

Total Gross Margin	65,363

Selling, general and administrative expenses	65,319
Restructuring and other charges (Note 5)	13,548

OPERATING LOSS	(13,504)
Interest expense	(2,346)
Other income, net	105

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(15,745)
Income tax benefit	(5,983)

LOSS FROM CONTINUING OPERATIONS	(9,762)

DISCONTINUED OPERATIONS:
Gain on disposal of discontinued operations, net of tax provision of $224 in 2004	366

NET LOSS	$(9,396)

NET INCOME (LOSS) PER SHARE — BASIC
CONTINUING OPERATIONS	$(0.75)
DISCONTINUED OPERATIONS	0.03

NET LOSS PER SHARE — BASIC	$(0.72)

NET INCOME (LOSS) PER SHARE — DILUTED
CONTINUING OPERATIONS	$(0.75)
DISCONTINUED OPERATIONS	0.03

NET LOSS PER SHARE — DILUTED	$(0.72)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	13,056

DILUTED	13,056

The accompanying notes are an integral part of these consolidated financial statements.

NORSTAN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
APRIL 30, 2004
(In Thousands, Except Share Amounts)

ASSETS

CURRENT ASSETS
Cash	$2,724
Accounts receivable, net of allowances for doubtful accounts of $719	32,795
Lease receivables	4,603
Inventories	8,999
Costs and estimated earnings in excess of billings of $8,875	4,786
Deferred income taxes	5,985
Prepaid expenses, deposits and other	5,770
Net current assets of discontinued operations	627

Total Current Assets	66,289

Property and equipment	84,423
Less — accumulated depreciation and amortization	(71,242)

Net Property and Equipment	13,181

OTHER ASSETS
Goodwill	4,477
Lease receivables, net of current portion	1,020
Deferred income taxes	12,979
Net non-current assets of discontinued operations	—
Other	2,498

Total Other Assets	20,974

TOTAL ASSETS	$100,444

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	$4,400
Current maturities of discounted lease rentals	2,802
Accounts payable	11,990
Deferred revenue	21,769
Accrued liabilities:
Salaries and wages	3,095
Other liabilities	11,856
Net current liabilities of discontinued operations	—
Billings in excess of costs and estimated earnings of $17,078	8,291

Total Current Liabilities	64,203
LONG-TERM DEBT, net of current maturities	16,833
DISCOUNTED LEASE RENTALS, net of current maturities	750
NET NON-CURRENT LIABILITIES OF DISCONTINUED OPERATIONS	100
OTHER LIABILITIES	3,003

Total Liabilities	84,889

COMMITMENTS AND CONTINGENCIES (Note 12)
SHAREHOLDERS’ EQUITY
Common stock — $.10 par value; 40,000,000 authorized shares; 13,365,326 shares issued and outstanding	1,337
Capital in excess of par value	58,474
Accumulated deficit	(41,916)
Unamortized cost of stock	(372)
Accumulated other comprehensive loss	(1,968)

Total Shareholders’ Equity	15,555

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$100,444

The accompanying notes are an integral part of these consolidated financial statements.

NORSTAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(In Thousands)

							Accumulated
		Common Stock		Capital in		Unamortized	Other
	Comprehensive	Shares		Excess of	Accumulated	Cost of	Comprehensive
	Loss	Outstanding	Amount	Par Value	Deficit	Stock	Loss	Total
Balance at April 30, 2003		12,784	$1,278	$56,891	$(32,520)	$(134)	$(1,925)	$23,590

Net loss	$(9,396)	—	—	—	(9,396)	—	—	(9,396)

Stock issued for employee benefit plans		481	49	1,141	—	(238)	—	952

Related income tax cost		—	—	181	—	—	—	181

Issuance of common stock		100	10	261	—	—	—	271

Foreign currency translation adjustments	(43)	—	—	—	—	—	(43)	(43)

Comprehensive loss	$(9,439)

Balance at April 30, 2004		13,365	$1,337	$58,474	$(41,916)	$(372)	$(1,968)	$15,555

The accompanying notes are an integral part of these consolidated financial statements.

NORSTAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED APRIL 30, 2004
(In Thousands)

OPERATING ACTIVITIES
Net loss from continuing operations	$(9,762)
Adjustments to reconcile net loss from continuing operations to net cash used for continuing operating activities:
Restructuring and other charges	13,548
Depreciation and amortization	8,252
Deferred income taxes	(5,769)
Changes in operating items:
Accounts receivable	837
Inventories	(1,702)
Costs and estimated earnings in excess of billings	989
Prepaid expenses, deposits and other	(544)
Accounts payable	(2,568)
Deferred revenue	139
Accrued liabilities	(6,721)
Income taxes payable/receivable	(498)
Billings in excess of costs and estimated earnings	1,429
Other, net	(625)

Net cash used for continuing operating activities	(2,995)

INVESTING ACTIVITIES
Additions to property and equipment	(2,909)
Cash paid for acquisition	(1,500)
Investment in lease contracts	(97)
Proceeds from lease contracts	6,914

Net cash provided by investing activities	2,408

FINANCING ACTIVITIES
Proceeds from the sale of leases	—
Borrowings on long-term debt	68,286
Repayments of long-term debt	(62,068)
Borrowings on discounted lease rentals	—
Repayments of discounted lease rentals	(5,029)
Proceeds from sale of common stock, net	1,090

Net cash provided by financing activities	2,279

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(535)

NET INCREASE IN CASH FROM CONTINUING OPERATIONS	1,157

NET CASH FLOW FROM DISCONTINUED OPERATIONS	382

CASH AT BEGINNING OF YEAR	1,185

CASH AT END OF YEAR	$2,724

The accompanying notes are an integral part of these consolidated financial statements.

NORSTAN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of Business:

     Norstan, Inc. (Norstan, the Company, we, us, or our) is a full-service communications solutions and services company delivering voice and data technologies and services, and remanufactured equipment to corporate end-users and public sector companies. Norstan offers a full range of technologies for customer contact solutions and converged solutions, including applications such as messaging, conferencing and enterprise mobility. Additionally, we provide a host of communications services including ProtectNet® Life Cycle services, project management, implementation, field delivery, voice and data network monitoring, and managed and professional services.

     Norstan operates principally through its subsidiaries: Norstan Communications, Inc., Norstan Canada, Ltd., Vibes Technologies, Inc. and Norstan Financial Services, Inc. Headquartered in Minnetonka, Minnesota, we have sales and services locations in the United States and Canada. Norstan’s common stock is listed on the NASDAQ stock market under the symbol NRRD. Our mission is to improve the way our customers communicate. We offer a broad array of technology platforms, software solutions and on-going system maintenance services. Currently, we work with approximately 2,400 key customers, and have serviced approximately 12,000 sites over the past two years. We draw customers from a variety of industry groups.

     We have established strategic relationships with market leading communications manufacturers that enable our ability to offer best-in-class, custom-tailored solutions to our customers. Norstan maintains 25 sales and service locations and 5 distribution centers in the United States and Canada. We serve numerous customer sites across a broad range of industries and focus our marketing efforts on middle-market and Fortune 2000 companies with complex technology and communications requirements. We believe our service capabilities will enable Norstan to capture a greater portion of each customer’s communication budgets in the future, as well as, provide other growth opportunities through multi-channel marketing.

Note 2 — Acquisition

     In March 2003, we purchased certain assets and intellectual property from NetCom Systems, Inc. (NetCom) related to NetCom’s voice over IP telephony applications software operations. The acquisition consideration totaled $3.0 million, consisting of a cash payment of $1.1 million at closing and $1.1 million 120 days after the closing and guaranteed payments of $800,000 payable over the next two years ($400,000 paid April 2004 with the remaining $400,000 due April 2005). The purchase agreement provides that we may pay NetCom contingent consideration up to $3.0 million based on the amount of new software license fees received by Norstan during the two-year period following the closing. At our discretion, up to 50% of any contingent consideration may be paid in shares of Norstan’s common stock. We have and will continue to fund the purchase of these assets from borrowings under our credit facility. We also hired certain key NetCom personnel who were involved in NetCom’s development of IP telephony applications software. This group is doing business as Norstan Convergence Development Group and its results of operations are included in our Communications Solutions and Services segment.

     The following table summarizes the fair value of the assets acquired as determined by an independent appraisal (in thousands):

Amortizable intangible assets	$2,600
Goodwill	400

$3,000

     The amortizable intangible assets relating to proprietary technology are being amortized over five years on a straight-line basis. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” the goodwill acquired in the acquisition is not amortized. Any contingent consideration that we may be required to pay will be accounted for as additional goodwill. The intangible assets and goodwill acquired have been allocated to our Communications Solutions and Services business segment. Pro forma results related to the acquisition were not material to our financial condition or results of operations.

Note 3 — Discontinued Operations

Network Services:

     In February 2002, we agreed to sell our Network Services business to NetWolves Corporation (NASDAQ: WOLV) for $7.5 million. The transaction was effective on July 1, 2002. Pursuant to the terms of the purchase agreement, $3.75 million was received at closing and the remaining $3.75 million was due one year from closing, evidenced by a non-interest bearing promissory note in favor of Norstan. We recorded a pre-tax gain on this sale of $2.7 million in the first quarter of fiscal 2003 based on the $3.75 million cash received. During the fourth quarter of fiscal 2003, we received payment of $2.9 million in cash as well as other non-monetary assets in early settlement of the promissory note. We recorded a pre-tax gain of $2.8 million in the fourth quarter of fiscal 2003 based on the amount of cash received in settlement of the promissory note. The non-monetary asset, consisting of 300,000 shares of unregistered NetWolves Corporation common stock, has been reflected at a zero value until such time as the unregistered common stock is monetized or monetizable. Network Services provided multiple source long distance services and related consulting and professional services. Because of the sale of this business unit, Network Services results of operations have been reported as discontinued operations for all periods presented.

Consulting:

     During fiscal 2001, we divested our IT consulting business in order to focus on our core competencies of providing communications technology services and solutions to direct enterprise customers and channel partners. In addition to refocusing our strategy, the absence of realized synergies between our communications and IT consulting businesses and recurring losses within the consulting business contributed to our decision to divest of this non-strategic business segment. Our IT consulting business results are reported as discontinued operations for all periods presented.

Financial Information Related to Discontinued Operations:

     Net assets (liabilities) of discontinued operations included the following (in thousands):

April 30,
2004
Assets:
Cash, accounts receivable and inventories	$5
Notes receivable	899

Liabilities:
Accrued liabilities:
Future lease obligations	(170)
Other liabilities	(207)

Net assets of discontinued operations	527
Less: Current portion assets	(627)

Net non-current liabilities of discontinued operations	$(100)

     We recorded a gain on the disposal of discontinued operations of $366,000, net of tax, in fiscal 2004. This gain on disposal resulted primarily from the sale of certain properties we received as part of the Vadini settlement related to the February 2002 arbitration award (see Note 12).

Note 4 — Summary of Significant Accounting Policies:

Principles of Consolidation:

     The accompanying consolidated financial statements include the accounts of Norstan, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates:

     The preparation of our financial statements, in conformity with accounting principles generally accepted in the United States of America, requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the periods presented. Estimates are used for such items as allowances for doubtful accounts, inventory valuation, depreciable lives of property and equipment, valuation of deferred tax assets, warranty reserves, estimates of percentage of completion under long-term contracts and others. Ultimate results could differ from those estimates.

Revenue Recognition:

     Within our Communications Solutions and Services business segment, revenues from the sale and installation of products and systems are recognized under the percentage-of-completion method of accounting for long-term contracts. Revenues from maintenance service contracts, moves, adds, and changes, and network integration services, are recognized as the services are provided and financial services’ revenues are recognized over the life of the related lease receivables using the effective interest method. Resale Services’ revenues are generated from the secondary equipment market and are recognized upon performance of contractual obligations, which is generally upon shipment. In addition, we grant credit to our customers and generally do not require collateral or any other security to support amounts due.

Fair Value of Financial Instruments:

     Fair values of financial instruments, including long-term obligations, lease receivables and trade receivables, approximated their carrying values at April 30, 2004 because of their short maturity or variable interest rate nature, except for discounted lease rentals for which book value was $3.6 million as compared to estimated fair value of $3.4 million as of April 30, 2004.

Inventories:

     Inventories include purchased parts and equipment and are stated at the lower of cost, determined on a weighted-average cost basis, or estimated realizable value.

Property and Equipment:

     Property and equipment are stated at cost and include expenditures that increase the useful lives of existing property and equipment. Maintenance, repairs and minor renewals are charged to operations as incurred. When property and equipment are disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in operations. Property and equipment is depreciated over the estimated useful lives of two to ten years under the straight-line method for financial reporting purposes. Accelerated methods of depreciation are used for income tax reporting.

     Pursuant to the requirements of SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets,” in determining whether an impairment has occurred, our policy is to evaluate, at each balance sheet date, whether events and circumstances have taken place to indicate that the book value of our assets may not be recoverable. If such indicators were present, impairment would be assessed using estimates of undiscounted cash flows attributable to the assets. In the event such cash flows are not expected to be sufficient to recover the book values of the assets, the assets would be written down to their estimated fair values. There were no writedowns recorded under SFAS No. 144 in fiscal 2004 except for those included in restructuring and other charges (see Note 5).

Goodwill and Other Intangible Assets:

     Pursuant to the requirements of SFAS No. 142, we test goodwill for impairment on an annual basis or more frequently if circumstances warrant using a fair value approach. We have performed the required tests regarding the realizability of the recorded goodwill and determined that no impairment charge was required in fiscal 2004. In addition, we recorded amortization expense of $534,000 in fiscal 2004, related to the intangible assets acquired as part of our fiscal 2003 IP telephony applications software acquisition from NetCom (see Note 2). The amortization expense is included in our selling, general and administrative expenses.

     The components of goodwill and other intangible assets were as follows as of April 30, (in thousands):

		Other
		Intangible
	Goodwill	Assets
	2004	2004
Gross carrying amount	$10,990	$2,640
Accumulated amortization	(6,513)	(622)

Net carrying amount	$4,477	$2,018

     The change in the gross carrying amounts of goodwill and other intangible assets for the year ended April 30, were as follows (in thousands):

		Other
	Goodwill	Intangible Assets
Balance at April 30, 2003	$10,830	$2,633
Acquired in acquisition	26	7
Currency translation adjustment	134	—

Balance at April 30, 2004	$10,990	$2,640

     The weighted average amortization period related to our intangible assets is five years. The following table sets forth our estimate of amortization expenses related to other intangible assets for each of the next five years (in thousands):

Years Ending April 30,
2005	$534
2006	534
2007	534
2008	416
2009	—

$2,018

Warranty:

     We are subject to warranty claims for products and overall solutions that may fail to perform as expected due to design, installation or manufacturing deficiencies. Customers continue to require their outside suppliers to guarantee or warrant their products/solutions and bear the cost of repair or replacement of such products/solutions. Depending on the terms under which we supply products/solutions to our customers, a customer may hold us responsible for some or all of the repair, replacement or redesign/reinstallation costs of defective products/solutions, when the product/solution supplied did not perform as represented. We generally provide customers a warranty on products consistent with the warranty we receive from the original equipment manufacturer. In most instances, the original equipment manufacturer bears the cost to replace defective products. We provide the necessary labor to redesign, reinstall or replace products/solutions that did not perform as represented. Our policy is to reserve for estimated future costs based upon historical trends of actual costs incurred. The warranty reserve is included in other accrued liabilities within our consolidated balance sheets.

     The following table presents a summary of the warranty provision (in thousands):

April 30,
2004
Balance at beginning of fiscal year	$1,468
Provision for reserves recorded	3,249
Reductions for costs incurred	(3,109)
Currency translation adjustment	14

Balance at end of fiscal year	$1,622

Foreign Currency:

     For our foreign operations, assets and liabilities are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates prevailing during the year. Translation adjustments are recorded as a separate component of shareholders’ equity within accumulated other comprehensive income (loss).

Income Taxes:

     Deferred income taxes are provided for differences between the financial statement carrying amounts and the tax basis of our assets and liabilities at currently enacted tax rates.

Earnings (Loss) Per Share Data:

     Norstan reports net income (loss) per share pursuant to the requirements of SFAS No. 128, “Earnings per Share.” SFAS No. 128 requires presentation of basic and diluted earnings (loss) per share (EPS). Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted EPS reflects potential dilution from all outstanding stock options and other securities using the treasury stock method.

     A reconciliation of EPS calculations under SFAS No. 128 was as follows (in thousands, except per share amounts):

April 30,
2004
Loss from continuing operations	$(9,762)

Weighted average common shares outstanding — Basic	13,056
Dilutive effect of stock options	—

Weighted average common shares outstanding — Diluted	13,056

Loss per share from continuing operations:

Basic	$(0.75)

Diluted	$(0.75)

     For fiscal 2004, approximately 2.0 million common stock equivalents have been excluded from the computation of diluted earnings per share as required under SFAS No. 128, as the effect of their inclusion would be anti-dilutive.

Comprehensive Income (Loss):

     We report comprehensive income (loss) and its components pursuant to the requirements of SFAS No. 130, “Reporting Comprehensive Income”. For Norstan, comprehensive income (loss) consists of net income (loss) adjusted for foreign currency translation adjustments and is presented in the Consolidated Statements of Shareholders’ Equity.

Supplemental Cash Flow Information:

     Supplemental disclosure of cash flow information was as follows (in thousands):

April 30,
2004
Cash paid for:
Interest	$1,766
Income taxes	$448

Recently Issued Accounting Standards:

     In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”). FIN 46 requires a variable interest entity (“VIE”) to be consolidated when a company is subject to the majority of the risk of loss from the VIE’s activities or is entitled to receive the majority of the entity’s residual returns, or both. In December 2003, the FASB issued a revision to FIN 46 (“FIN 46R”) which partially delayed the effective date of the interpretation to March 31, 2004 and added additional scope exceptions. The adoption of FIN 46R did not have a material impact on our consolidated results of operations, financial position or cash flows as we do not have a VIE.

     In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise became effective September 30, 2003. The adoption of SFAS No. 150 did not have a material impact on our consolidated results of operations, financial position or cash flows.

Note 5 — Restructuring and Other Charges:

     During the second quarter of fiscal 2004, we recorded restructuring and other charges of $4.2 million, consisting of a restructuring charge of $3.7 million and a write-off of certain fixed assets of approximately $500,000. These charges were primarily within our Communications Solutions and Services segment and relate to actions completed by the end of our second fiscal quarter. The restructuring charge of $3.7 million related to a workforce reduction of approximately 150 people as we continued to right-size our organization and bring our expense structure in-line with anticipated revenues and changing market demand for our solutions and services. This charge consisted of $3.3 million in severance costs and other related employment benefits, together with $400,000 in lease termination and other facility costs. In addition, we recorded a charge of approximately $500,000 for the write-off of certain assets. These assets consisted primarily of non-recoverable capitalized system applications costs and other hardware costs.

     During the fourth quarter of fiscal 2004, we recorded additional restructuring and other charges of $9.4 million. Approximately $7.2 million of this amount was for our reorganization efforts announced in February 2004. Included in these efforts was a reorganization of our Communications Solutions and Services segment to better focus our efforts and to streamline sales and services to improve profitability. Solutions and Services now concentrates customer acquisition and retention efforts into two geographically focused business units. In addition, our sales support and service functions have been realigned to better serve our solutions and services team and our customers’ needs. This restructuring charge includes $2.4 million in costs associated with employee and severance costs related to a workforce reduction of 100 people (80 were terminated as of April 30, 2004), $3.9 million related to facilities exit and other contractual costs, and $831,000 in other asset impairment charges. The remaining $2.2 million charge relates to a claim made by the Universal Services Administrative Company (USAC) regarding a specific E-rate project completed by Norstan. The USAC is seeking a recovery of amounts dispursed by the USAC to Norstan on behalf of one of our customers. We are appealing this claim. However, as we may be required to repay a portion or all of the disputed funding, we have established the requisite reserve (see Note 12).

     As of April 30, 2004, there remained reserves of approximately $8.6 million in the accompanying consolidated balance sheet; $5.8 million included in other accrued current liabilities and $2.8 million in other long-term liabilities. We anticipate the majority of the remaining restructuring costs will be paid by the end of our second quarter in fiscal 2005 with the exception of certain facility costs which will extend through fiscal 2012.

     The following table summarizes the restructuring and other charges taken during fiscal 2004 and the remaining reserves reflected on our consolidated balance sheet (in thousands):

		Employee/	Facility Exit	Disputed
	Asset	Severance	And Other	Funding
	Impairments	Costs	Contractual Costs	Claim	Total
Balance at April 30, 2003	$—	$—	$—	$—	$—
Restructuring and other charges	1,443	5,704	4,210	2,191	13,548
Utilization/cash payments	(1,443)	(3,359)	(189)	—	(4,991)

Balance at April 30, 2004	$—	$2,345	$4,021	$2,191	$8,557

Note 6 — Lease Receivables:

     Norstan financed customer equipment purchases in the amount of $97,000 during fiscal 2004. The decline from prior years is a result of our strategic decision not to offer financing directly to our customers. Leases are primarily accounted for as sales-type leases for financial reporting purposes.

     The components of lease receivables outstanding were as follows (in thousands):

April 30,
2004
Gross lease receivables	$6,821
Residual values	1,256
Less:
Unearned income	(1,390)
Allowance for financing losses	(1,064)

Total lease receivables — net	5,623
Less — current maturities	(4,603)

Long-term lease receivables	$1,020

     The aggregate amount of gross lease receivables maturing in each of the three years following April 30, 2004 is as follows (in thousands):

Years Ending April 30,
2005	$5,009
2006	1,574
2007	238

$6,821

Note 7 — Debt Obligations:

Long-Term Debt:

     Long-term debt consisted of the following (in thousands):

April 30,
2004
Bank financing:
Revolving credit facility	$—
Term loans	20,833
Capital lease obligations and other long-term debt	400

Total long-term debt	21,233
Less — current maturities	(4,400)

$16,833

Aggregate maturities of long-term debt as of April 30, 2004 were as follows (in thousands):

Years Ending April 30,
2005	$4,400
2006	4,000
2007	1,000
2008	—
2009	11,833

$21,233

Bank Financing:

     In December 2003, we entered into a new five year $27.5 million secured credit agreement with Wells Fargo Foothill, Inc. consisting of the following components: A) a $5.0 million revolving credit facility, and B) a $22.5 million term loan payable in 30 monthly installments of $333,333 beginning on February 1, 2004, with the remaining unpaid principal due and payable upon maturity at December 9, 2008. Availability under the revolving credit facility is generally based on a percentage of eligible recurring service and maintenance revenues, as defined. This credit agreement is secured by substantially all of our assets.

     The $5.0 million revolving credit facility currently bears interest at the bank’s reference rate plus 2.0% or LIBOR plus 4.0% with provisions for future rate reductions based on certain of our financial ratios. The term loan bears interest at the bank’s reference rate plus 3.5%. Annual unused line fees on the revolver are 0.5% and other monthly and annual fees are due to the lender throughout the duration of the agreement. In addition, we are required to meet certain financial and other covenants, including maintaining $2.0 million in excess availability. The agreement requires us to maintain, on a quarterly basis, minimum levels of EBITDA (earnings before interest, taxes, depreciation and amortization) and limits our capital expenditures on an annual basis. As of April 30, 2004, borrowings under this agreement were $20.8 million with an average interest rate of 7.5%. We were in compliance with all applicable financial covenants as of April 30, 2004.

     Proceeds from the new term note were used to repay and terminate our previous credit agreement. As a result of the termination of our previous credit agreement, we wrote-off the remaining $162,000 in unamortized debt financing costs during the third quarter of fiscal 2004. In connection with our new secured credit agreement, we capitalized approximately $575,000 in debt financing costs which are being amortized over the term of the new agreement.

     Prior to December 10, 2003, Norstan operated under a previous credit agreement with certain banks, as amended from time to time, consisting of a revolving line of credit and term loan, each secured by substantially all the assets of Norstan. The previous credit agreement provided for interest at various rates ranging from the banks’ reference rate plus 0.5% to the reference rate plus 2.0%, or the Eurodollar rate advance plus 2.5% to the Eurodollar rate advance plus 4.0%, plus annual commitment fees ranging from 0.375% to 0.25%.

     We believe that a combination of cash expected to be generated from operations and borrowing capacity available under our current financing arrangements will be adequate to fund anticipated operating activities, capital expenditures and debt repayments until at least April 30, 2005. There is no assurance that the assumptions used by management in formulating this assessment will prove accurate or that additional financing, if needed, will be available in the future on acceptable terms.

Note 8 — Discounted Lease Rentals:

     We have historically utilized our lease receivables and corresponding underlying equipment to borrow funds from financial institutions at fixed rates on a nonrecourse basis by discounting the stream of future lease payments. Proceeds from discounting are recorded on our consolidated balance sheet as discounted lease rentals. Interest rates on these credit agreements range from 6.0% to 8.0% and payments are generally due in varying monthly installments through March 2007.

     Discounted lease rentals consisted of the following (in thousands):

April 30,
2004
Total discounted lease rentals	$3,552
Less — current maturities	(2,802)

$750

     Aggregate maturities of discounted lease rentals as of April 30, 2004 were as follows (in thousands):

Years Ending April 30,
2005	$2,802
2006	727
2007	23

$3,552

Note 9 — Income Taxes:

     The domestic and foreign components of loss from continuing operations before the income tax benefit were as follows (in thousands):

April 30,
2004
Domestic	$(14,807)
Foreign	(938)

$(15,745)

     The benefit for income taxes (including continuing and discontinued operations) consisted of the following (in thousands):

April 30,
2004
Current:
Domestic	$(76)
Foreign	(102)

(178)
Deferred:
Domestic	(4,348)
Foreign	(1,233)

(5,581)

Benefit for income taxes	$(5,759)

     Total income tax expense (benefit) was allocated as follows (in thousands):

April 30,
2004
Loss from continuing operations	$(5,983)
Discontinued operations	—
Gain on disposal of discontinued operations	224

$(5,759)

     The differences between taxes provided at our effective tax rate and income taxes computed using the federal statutory rate were as follows:

April 30,
2004
Federal income taxes	$(5,153)
State income taxes, net of federal tax benefit	(606)
Goodwill and other, net	63
Valuation allowance	(63)

$(5,759)

     The tax effects of significant temporary differences representing deferred tax assets and liabilities were as follows (in thousands):

April 30,
2004
Accelerated depreciation	$(58,233)
Capital and operating leases	60,918
Reserves and allowances	5,805
Net operating loss carryforward – U.S.	6,015
Net operating loss carryforward – Canada	2,417
Valuation allowances	(945)
Other, net	2,987

Net deferred taxes	18,964
Less: current deferred taxes	5,985

$12,979

     In fiscal 2004, we recorded a tax benefit for the net operating losses generated in the U.S. and Canada. We believe that this net operating loss carryforward is realizable based on our improved quarterly operating results (excluding restructuring and other charges) achieved during fiscal 2004, our projections of fiscal 2005, and long-term projections of taxable income.

     Realization of our net deferred tax assets is dependent on our ability to generate sufficient future taxable income. With our results of operations in fiscal 2004 and management’s expectations for fiscal 2005 and beyond, management believes that it is more likely than not that the recorded assets will be realized. Should our operating strategies fail to produce sufficient taxable income in the future, we would need to record a valuation allowance in the appropriate future reporting period as required by generally accepted accounting principles. Our U.S. net operating loss carryforwards of $15.8 million expire from 2020 to 2021, and our Canadian net operating loss carryforwards of $6.8 million expire through fiscal 2011.

Note 10 — Shareholders Equity:

Stock Option Plans:

     The 1986 Long-Term Incentive Plan of Norstan, Inc. (1986 Plan) provided for the granting of non-qualified stock options, incentive stock options and restricted stock. The 1986 Plan, as amended in fiscal 1994, provided for a maximum of 1,600,000 shares to be granted to key employees in the form of stock options or restricted stock. As of September 20, 1995, with the adoption of a successor plan, no additional grants will be issued under the 1986 Plan.

     The Norstan, Inc. 1995 Long-Term Incentive Plan (1995 Plan) permits the granting of non-qualified stock options, incentive stock options, stock appreciation rights and restricted stock, providing for a maximum of 3,900,000 shares to be granted as performance awards and other stock-based awards. Stock options are granted at a price equal to the market price on the date of grant, are generally exercisable at 33% per year and generally expire after ten years. At April 30, 2004, 851,253 shares were available for future grants.

     The Restated Non-Employee Directors’ Stock Plan (Directors’ Plan) provides for a maximum of 650,000 shares to be granted. As determined by our Board of Directors, options for 20,000 shares are to be granted to each non-employee director of Norstan upon election and are generally exercisable over four years. Additional discretionary stock options may be awarded upon board approval and are generally exercisable immediately. All options are granted at a price equal to the market price on the date of grant and generally expire after ten years. In addition, the Directors’ Plan provides for the ability to pay annual retainers to each non-employee director on the date of the annual meeting of shareholders. As of April 30, 2004, 65,470 shares had been issued as annual retainers and 140,530 shares were available for future grant/payment under the Directors’ Plan.

     Shares subject to option were as follows:

	1995 Plan		1986 Plan		Directors’ Plan
		Weighted		Weighted		Weighted
	Stock	Average	Stock	Average	Stock	Average
	Options	Exercise Price	Options	Exercise Price	Options	Exercise Price
Balance at April 30, 2003	2,203,461	$4.75	35,000	$11.88	291,000	$6.28
Options granted	523,750	3.73	—	—	45,000	3.25
Options canceled	(503,119)	4.76	(10,000)	11.88	(25,000)	9.32
Options exercised	(59,176)	1.51	—	—	(5,000)	1.11

Balance at April 30, 2004	2,164,916	$4.59	25,000	$11.88	306,000	$5.67

Options exercisable at:

April 30, 2004	1,467,236	$4.67	25,000	$11.88	286,000	$5.79

     Additional information regarding options outstanding/exercisable at April 30, 2004 was as follows:

	Options Outstanding				Options Exercisable
			Weighted	Weighted Average		Weighted
	Number of	Exercise	Average	Remaining	Number of	Average
	Options	Price Range	Exercise Price	Contractual Life	Options	Exercise Price
1995 Plan
	537,850	$1.11 - $2.83	$1.34	6.87 years	531,020	$1.33
	617,922	$3.10 - $3.93	$3.64	8.49 years	194,613	$3.56
	1,009,144	$4.71 - $24.00	$6.90	7.03 years	741,603	$7.36

	2,164,916	$1.11 - $24.00	$4.59	7.41 years	1,467,236	$4.67

1986 Plan	25,000	$11.88	$11.88	1.11 years	25,000	$11.88

Directors’ Plan	182,500	$1.11- $3.80	$3.19	8.36 years	170,500	$3.20
	81,000	$4.77 - $9.00	$5.63	6.08 years	73,000	$5.68
	42,500	$12.50- $20.06	$16.38	2.53 years	42,500	$16.38

	306,000	$1.11 - $20.06	$5.67	6.94 years	286,000	$5.79

     We have awarded restricted stock grants to selected employees under the 1986 Plan and the 1995 Plan. Recipients of restricted stock awards under these plans were not required to make any payments for the stock or provide consideration other than the rendering of services. Shares of stock awarded under the plans are subject to certain restrictions on transfer and all or part of the shares awarded to an employee may be subject to forfeiture upon the occurrence of certain events, including termination of employment. Restricted shares granted under the 1995 Plan were 111,500 during fiscal 2004. The fair market value of the shares granted under these plans is generally amortized over a three-year period. Amortization expense was $129,000 in fiscal 2004.

Employee Stock Purchase Plan:

     We also have an employee stock purchase plan (the 2000 Employee Stock Plan) that allows employees to set aside up to 10% of their earnings for the purchase of shares of our common stock at a price equal to 85% of the lesser of the closing market price of Norstan’s stock on the first or last day of each calendar quarter. The number of shares issued under this plan were 310,028 during fiscal 2004. At April 30, 2004, 287,949 shares were available for future issuance.

Warrants to Purchase Common Stock:

     Under the terms of our former credit agreement (see Note 7) our previous lenders were granted 489,545 warrants to purchase shares of our common stock. These warrants were recorded at their estimated fair value at their respective dates of issuance, with the resulting costs being charged to expense. Such costs were approximately $155,000 and $323,000 in fiscal 2002 and 2001, respectively.

     As of April 30, 2004, these former lenders hold warrants to purchase the following shares of our common stock:

Warrants Issued	Number of Shares	Exercise Price	Expiration Date
February 28, 2001	209,545	$1.13	February 28, 2011
March 30, 2001	180,000	$0.94	March 30, 2011
June 29, 2001	100,000	$2.80	June 29, 2011

	489,545

Stock-Based Compensation:

     We apply APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for our stock option plans. Accordingly, no compensation cost has been recognized in the accompanying statements of operations. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, as amended by SFAS No. 148, our net loss (in thousands) and net loss per common share would have changed to the following pro forma amounts:

April 30,
2004
Net loss:
As reported	$(9,396)
Additional compensation expense, net of tax	(654)

Pro forma	$(10,050)

Net loss per share:
As reported
Basic	$(0.72)
Diluted	$(0.72)
Pro forma
Basic	$(0.77)
Diluted	$(0.77)

     The weighted average fair values of options granted under the listed equity plans were as follows:

			Employee
	1995	Directors’	Stock
	Plan	Plan	Plan
Fiscal 2004 grants	$2.51	$2.18	$0.44

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the weighted-average assumptions used for grants in the year ended April 30, 2004 as follows:

Risk-free interest rate	6.38%
Expected life of options	7 years
Expected life of Employee Stock Plan shares	1 year
Expected volatility	69%
Expected dividend yield	N/A

Shareholders’ Rights Plan:

     Norstan has a shareholder rights plan, as amended in March 2001 (the Rights Plan), which expires in 2008. Under the Rights Plan, shareholders are deemed the owners of “Rights” attaching to each share of common stock. Generally, upon any person (an Acquiring Person) becoming the owner of 15% or more of the issued and outstanding shares of our common stock (a Stock Acquisition Date), each Right will enable the holder to purchase an additional share of Norstan’s common stock at a price equal to 50% of the then current market price. In the event that we are acquired in a merger or other business combination transaction where Norstan is not the surviving corporation or 50% or more of our assets or earnings power is sold, each Right entitles the holder to receive, upon exercise of the Right at the then current purchase price of the Right, common stock of the acquiring entity that has a value of two times the purchase price of the Right. The Rights Plan also authorizes Norstan, under certain circumstances, to redeem the Rights at a redemption price of $0.01 per Right and, following any Stock Acquisition Date, to exchange one share of our common stock for each Right held by a shareholder other than an Acquiring Person.

Note 11 — 401(k) Plan:

     Norstan has a 401(k) profit-sharing plan (the 401(k) Plan) covering substantially all full-time employees. As of January 1, 2002, eligible employees may elect to defer up to 30% of their eligible compensation (previously 15%). The Company may make discretionary matching contributions on a portion of this deferral and/or qualified non-elective contributions to employee accounts. Our contributions to the 401(k) Plan were $1,794,000 in fiscal 2004.

Note 12 — Commitments and Contingencies:

Legal Proceedings:

     In April 2004, we received a Commitment Adjustment Letter from the Universal Services Administrative Company (USAC), which oversees the Federal Communications Commission’s School and Libraries Program of the Universal Service Fund, also called the “E-rate program.” Funding commitments under the E-rate program provide for discounts on eligible services such as telecommunications services, internet access, network equipment and wiring of instructional buildings and classrooms to connect to the Internet. The letter informed Norstan that USAC had undertaken an audit of the Navajo Preparatory School (Navajo Prep) project for funding year 2001, in which we had installed specific equipment and services for which we received approximately $2.2 million. The audit report concluded that Navajo Prep had not complied with key requirements of the E-rate program and, consistent with E-rate policies, USAC is seeking recovery of the full amount disbursed to Norstan on behalf of Navajo Prep. We have filed an appeal with USAC and we are continuing an investigation of the Navajo Prep project. While we will continue to defend and appeal USAC’s decision, we may be required to repay a portion or all of the $2.2 million. Accordingly, we established a reserve of $2.2 million in the fourth quarter of fiscal 2004.

     In February 2002, we were awarded $7.2 million resulting from a claim before the American Arbitration Association against the former owner of PRIMA Consulting (PRIMA) which claims arose out of our September 1997 acquisition of PRIMA. Subsequently, we reached a settlement with the former owner, Mr. Michael Vadini. The settlement provided that Norstan receive $3.0 million in cash, a promissory note issued by Mr. Vadini for $1.0 million to be paid in monthly installments beginning in June 2002, and certain real properties. As a result of the settlement, we recorded a $3.0 million pre-tax gain in the fourth quarter of fiscal 2002, based on the amount of cash received. We recorded a full reserve against the real property and the promissory note and planned to record any future gains on the sale of the real properties and collection of the promissory note as amounts are assured of realization. In December 2002, after receiving the first six $83,333 monthly installment payments, we agreed to accept a lump sum payment of $470,000 in settlement of the remaining monthly installments which totaled approximately $500,000 at that time. We recorded a gain, net of tax, of approximately $591,000 through discontinued operations relating to payments received on the promissory note during fiscal 2003. In May 2003, one of the real properties was sold and a pre-tax gain of approximately $253,000 was recorded through discontinued operations in the first quarter of fiscal 2004. In addition, in January 2004, a second real property was sold and a pre-tax gain of approximately $341,000 was recorded through discontinued operations in the third quarter of fiscal 2004.

     We are involved in other legal actions in the ordinary course of our business. Although the outcome of any such legal actions cannot be predicted, in the opinion of management there are no other legal proceedings pending against or involving Norstan for which the outcome is likely to have a material adverse effect upon our business, operating results or financial condition.

Operating Lease Commitments:

     We conduct our operations in leased facilities. Most of the leases require payment of maintenance, insurance, taxes and other expenses in addition to the minimum annual rentals. Lease expense, as recorded in the accompanying consolidated statements of operations, was $7,572,000 in fiscal 2004.

     Future minimum lease payments under noncancelable operating leases with initial or remaining terms of one year or more were as follows at April 30, 2004 (in thousands):

Years Ending April 30,
2005	$5,924
2006	5,073
2007	3,778
2008	3,439
2009	2,440
Thereafter	5,010

$25,664

     Included in the above amounts is approximately $8.0 million related to the restructuring and other charges (see Note 5).

Vendor Agreements:

     Norstan has been a distributor of Siemens equipment since 1976 and is currently Siemens’ largest distributor in North America. The term of the distribution agreement signed in January 1999, was for five years and has been extended one year, currently through January 2005. Our relationship with Siemens is integral to our business. Any significant disruption of this distribution relationship could have a material adverse impact on our financial condition and results of operations.

     Norstan and Siemens have been parties in a used equipment alliance in which we managed the acquisition, marketing, refurbishment and resale of Siemens certified used telephony equipment, becoming the largest supplier of Siemens and ROLM refurbished equipment. On July 22, 2004, Siemens Information and Communication Networks, Inc., elected to end their alliance with us in the used equipment business effective at the expiration of the current agreement, July 31, 2004. Effective August 1, 2004, we will continue offering customers refurbished Siemens telephony equipment, in addition to new and used audio and video conferencing systems, wireless solutions, call center accessories, components, desktop products, and services through our Norstan Resale Services Group.

     The termination of this resale alliance does not affect our ongoing distribution agreement with Siemens with respect to new equipment.

     In addition, we maintain relationships with a wide range of leading technology companies including Aspect Communications, Applied Voice and Speech Technologies (AVST), Cisco Systems, Ericsson, Intervoice, Nortel Networks, ScanSoft, SpectraLink, Verint, and Witness Systems.

Note 13 — Business Segments and Geographic Areas:

     We deliver our products and services through two business units: Communications Solutions and Services and Resale Services, which accounted for 86.6% and 13.4% of our fiscal 2004 revenues, respectively. Communications Solutions and Services delivers voice and data technologies and services to corporate end-users and public sector companies. Our solutions’ portfolio includes a full range of technologies for customer contact solutions and converged solutions, including applications such as messaging, conferencing and enterprise mobility. Additionally, we provide a host of communications services including ProtectNet® Life Cycle services, project management, implementation, field delivery, voice and data network monitoring, and managed and professional services. Resale Services offers refurbished voice and data products.

     In evaluating financial performance, management focuses on operating income (loss) as a segment’s measure of profit or loss. The accounting policies of our segments are the same as those described in the Summary of Significant Accounting Policies (see Note 4).

     Norstan’s disclosures under the requirements of SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information,” are as follows:

	Communications			Discontinued
	Solutions &	Resale		Operations
	Services *	Services	Corporate**	(see Note 3)	Total

2004:
Revenue	$195,509	$30,340	$—	$—	$225,849
Operating income (loss)	(14,963)	1,459	—	—	(13,504)
Depreciation and amortization	5,227	450	2,575	—	8,252
Identifiable assets	61,485	10,395	28,037	527	100,444
Capital expenditures	1,819	194	896	—	2,909

*	Communications Solutions and Services includes amounts which were previously reported in a separate segment, Financial Services.
**	All corporate costs, excluding depreciation and amortization, are allocated to continuing segments based on relative revenues of each segment.

     The following table sets forth our revenues, net income (loss) from continuing operations and asset information by geographic area as of and for the year ended April 30, 2004 (in thousands):

Revenues:
United States	$205,131
Canada	20,718

$225,849

Net loss from continuing operations:

United States	$(8,824)
Canada	(938)

$(9,762)

Assets:

United States	$92,651
Canada	7,793

$100,444

Note 14 — Quarterly Financial Data (Unaudited):

     The following is quarterly financial data for the fiscal year ended April 30, 2004 (in thousands, except per share amounts):

	April 30,	January 31,	November 1,	August 2,
	2004	2004	2003	2003
Revenues	$57,474	$55,045	$56,446	$56,884
Cost of sales	40,709	39,033	39,826	40,918

Gross margin	16,765	16,012	16,620	15,966
SG&A expenses	14,172	14,832	17,469	18,847
Restructuring and other charges	9,368	—	4,180	—

Operating income (loss)	(6,775)	1,180	(5,029)	(2,881)
Interest expense	(618)	(727)	(553)	(448)
Other income (expense), net	24	59	18	7

Income (loss) before taxes	(7,369)	512	(5,564)	(3,322)
Income tax (benefit) provision	(2,717)	200	(2,169)	(1,296)

Net income (loss) from continuing operations	(4,652)	312	(3,395)	(2,026)

Income from discontinued operations, net (a)	—	—	—	—
Gain (loss) on disposal of discontinued operations, net (a)	9	208	(5)	154

Net income (loss)	$(4,643)	$520	$(3,400)	$(1,872)

Net income (loss) per diluted share:
Continuing operations	$(0.35)	$0.02	$(0.26)	$(0.16)
Discontinued operations	0.00	0.02	0.00	0.01

Net income (loss) per share	$(0.35)	$0.04	$(0.26)	$(0.15)

Weighted average diluted shares	13,200	13,518	12,984	12,856

(a)	Discontinued Operations reflects the results of our former Consulting and Network Services business segments (see Note 3).